[INTERTAN, INC. LETTERHEAD APPEARS HERE]

                                                                     Exhibit 5.1
                                                                     -----------

                                        February 19, 1997


InterTAN, Inc.
201 Main Street, Suite 1805
Fort Worth, Texas  76102

Gentlemen:

          As Vice President, Secretary and General Counsel of InterTAN, Inc., a Delaware corporation (the "Company"), I have acted as counsel to the Company in connection with the preparation and filing of the Company's Registration Statement on Form S-8 (the "Registration Statement") as filed with the Securities and Exchange Commission (the "Commission") in connection with the Company's existing Stock Purchase Program (the "Program"). The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Act"), of an additional 2,250,000 shares of the Company's common stock, par value $1.00 per share (the "Common Stock"), issuable under the Program.

          In furnishing this opinion, I, or attorneys under my supervision, have examined the Restated Certificate of Incorporation (and Certificate of Amendment thereof) and Amended and Restated Bylaws of the Company, resolutions adopted by the Company's Board of Directors relating to the issuance and sale of the Common Stock pursuant to the Program and such corporate records and other documents as I have deemed necessary or appropriate for the purposes of this opinion.

          On the basis of the foregoing, I am of the opinion that: (i) the Company was incorporated, exists and is in good standing under the laws of the State of Delaware, and (ii) the shares of Common Stock are duly authorized and, upon issuance in accordance with the terms of the Program, will be deemed validly issued, fully paid and non-assessable.

          I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, I do not admit that I come within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                        Sincerely,


                                        /s/ David S. Goldberg
                                        -----------------------
                                        David S. Goldberg

DSG/dlw